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                                                                  EXHIBIT 3(i).2

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                      RESTATED CERTIFICATE OF INCORPORATION
                             OF BIOPURE CORPORATION
                         PURSUANT TO SECTION 242 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

       Biopure Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

       1. The name of the corporation is Biopure Corporation (the "Corporation"). The Corporation was originally incorporated under the name Biopure Fine Chemicals, Inc., which name was changed to "Biopure Corporation" on October 31, 1985. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 30, 1984 and was restated on November 14, 1997 and December 22, 1998.

       2. This Certificate of Amendment to the Restated Certificate of Incorporation amends the Restated Certificate of Incorporation of the Corporation and has been adopted and approved in accordance with Section 242 of the General Corporation Laws of the State of Delaware.

       3. Section 4.6.2(d)(i) (2) of Article 4 of the Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

          "Series D Original Issue Date" shall mean, as to any share of Series D Preferred Stock, the date such share was issued by the Corporation.

          IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to the Restated Certificate of Incorporation to be executed in its corporate name by its Senior Vice President this 6th day of May, 1999.

                                                /s/  Jane Kober
                                                ---------------------------
                                                Name:  Jane Kober
                                                Title: Senior Vice President